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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

March 24, 2017

Dear Shareholders,

        We cordially invite you to attend the 2017 Annual Meeting of Shareholders of USANA Health Sciences, Inc. to be held at 11 a.m. Mountain Daylight Time on Wednesday, May 3, 2017, at our offices at 3838 West Parkway Boulevard, Salt Lake City, Utah. Details regarding the meeting, the business to be conducted, and information about the Company that you should consider when you vote your shares are described in the following pages, which contain the formal Notice of Annual Meeting and the Proxy Statement.

        At the Annual Meeting, you will be asked to elect our Board of Directors, ratify the selection of our independent registered public accounting firm, and vote on an advisory basis on executive compensation and the frequency of future advisory votes on executive compensation.

        You will receive or have access to a Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when you vote your shares. The Proxy Statement includes a section highlighting the Company's corporate governance practices. The Company and its Board of Directors have a longstanding commitment to good governance, and the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value.

        We hope you will be able to attend the Annual Meeting. You may vote over the Internet as well as by telephone. In addition, if you requested to receive printed proxy materials, you may vote by completing, signing, dating and returning your proxy card by mail. We urge you to vote promptly in accordance with the instructions set forth in the Notice of Internet Availability of Proxy Materials or on your proxy card. Regardless of whether or not you can attend the Annual Meeting, we encourage you to vote by proxy so that your shares will be represented and voted at the meeting.

        Thank you for your continued support of USANA.

Sincerely,

Kevin Guest Chief Executive Officer

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2017

DATE:	Wednesday, May 3, 2017
TIME:	11 a.m. Mountain Daylight Time
PLACE:	USANA Health Sciences, Inc. 3838 West Parkway Boulevard Salt Lake City, Utah 84120
RECORD DATE:	March 1, 2017
PURPOSES:	1.	Elect the seven directors named in the Proxy Statement;
	2.	Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2017;
	3.	Approve on an advisory basis the Company's executive compensation, commonly referred to as a "Say on Pay" proposal;
	4.	Consider a non-binding advisory vote regarding the frequency of submission to shareholders of such advisory "Say on Pay" proposals; and
	5.	Such other business as may properly come before the meeting or at any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        On or about March 24, 2017, we began sending a Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. Your vote is important. We encourage you to vote by proxy even if you plan to attend the meeting. You may vote your proxy via the Internet or by telephone by following the instructions included on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, on your proxy card. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By Order of the Board of Directors,

James H. Bramble
Chief Legal Officer, General Counsel and Corporate Secretary

Salt Lake City, Utah
March 24, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2017

        This Proxy Statement and our annual report to shareholders for the fiscal year ended December 31, 2016, along with our proxy card, are available for viewing, printing, and downloading free of charge at www.proxyvote.com. To view these materials please have your 12-digit control number available that appears on your Notice of Internet Availability of Proxy Materials or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.

        Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2016, on the website of the Securities and Exchange Commission at www.sec.gov, or on the "Investor Relations" section of our website at www.usanahealthsciences.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, USANA Health Sciences, Inc., 3838 West Parkway Boulevard, Salt Lake City, Utah 84120. Exhibits will be provided upon written request and payment of an appropriate processing fee.

ii

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2017

        The Board of Directors of USANA Health Sciences, Inc. ("We," "USANA," or the "Company") is soliciting the accompanying proxy to be used at our 2017 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 3, 2017, at 11 a.m., Mountain Daylight Time, or at any adjournments thereof for the purposes set forth in this Proxy Statement and in the accompanying Notice of the meeting. This Proxy Statement is dated March 24, 2017 and on or about March 24, 2017, we began sending the Notice of Internet Availability of Proxy Materials, or Notice of Availability, to all shareholders entitled to vote at the Annual Meeting.

IMPORTANT INFORMATION ABOUT THE MEETING

  Why is the Company soliciting my proxy?

        The Board of Directors of USANA is soliciting your proxy to vote at the Annual Meeting to be held at our offices, 3838 West Parkway Boulevard, Salt Lake City, Utah, on Wednesday, May 3, 2017, at 11:00 a.m. MDT and any adjournments of the meeting. The Proxy Statement along with the accompanying Notice of Annual Meeting of Shareholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

        We have sent you the Notice of Availability because you owned shares of USANA common stock on the record date, which is March 1, 2017. We have also delivered printed versions of these materials to certain shareholders by mail. The Company commenced distribution of the Notice of Availability and the proxy materials to shareholders on or about March 24, 2017. Our Notice of Availability will instruct you on how to access and review our Proxy Statement for the Annual Meeting and our Annual Report for the fiscal year ended December 31, 2016 ("Annual Report"). It will instruct you on how you may vote your proxy via the Internet, or how you can request a full set of printed proxy materials, including a proxy card to return by mail. If you would like to receive printed proxy materials, you should follow the instructions contained in our Notice of Availability. Unless requested, you will not receive printed proxy materials by mail.

        Properly delivered proxies will be voted in accordance with the specifications made and where no specifications are given, such proxies will be voted FOR the proposal to elect the seven nominees to the Board of Directors of the Company to serve until their respective successors are elected and qualified, FOR the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017, FOR approval of the compensation of our named executive officers, and FOR the recommendation that an advisory vote on executive compensation be held every year. In the discretion of the proxy holders, the proxies will also be voted FOR or AGAINST such other matters as may properly come before the Annual Meeting.

        Our management is not aware of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Although it is intended that the proxies will be voted for the nominees named herein, the holders of the proxies reserve discretion to cast votes for individuals other than such nominees in the event of the unavailability of any such nominee. We have no reason to believe that any of the nominees will become unavailable for election. The proxies may not be voted for a greater number of persons than the number of nominees named.

        Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials to our shareholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each shareholder. Most shareholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite shareholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice of Availability by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice of Availability. Instead, the Notice of Availability will instruct you how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this Proxy Statement.

  Who can vote?

        Only shareholders who owned USANA common stock at the close of business on March 1, 2017, or the record date, are entitled to vote at the Annual Meeting. On this record date, there were 24,504,413 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

        You do not need to attend the Annual Meeting in person to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

  How many votes do I have?

        Each share of USANA common stock that you own as of the record date entitles you to one vote.

  How do I vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to any other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

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  By Internet or by telephone. Follow the instructions included in the Notice of Availability or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

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  By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board's recommendations as noted below.

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  In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        Telephone and Internet voting facilities for shareholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 2, 2017.

        If your shares are held in "street name" (held in the name of a bank, broker or other holder of record or nominee), you will receive instructions from the holder of record. You must follow the instructions of the nominee in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

  How does the Board of Directors recommend that I vote on the proposals?

        The Board of Directors recommends that you vote as follows:

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  "FOR" the election of the seven nominees for director;

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  "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2017 fiscal year;

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  "FOR" the approval of the compensation paid to our named executive officers (the "Say on Pay" proposal); and

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  "FOR" recommendation of the Board of Directors that a shareholder advisory vote on "Say on Pay" proposals be held every year.

        We do not expect any other business to come before the meeting. If any other matter is presented, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

  May I change or revoke my proxy?

        If you give us your proxy, you may change or revoke it at any time before the meeting. You may change or revoke your proxy in any one of the following ways:

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  by re-voting by Internet or by telephone as instructed above;

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  if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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  by notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

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  by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

        Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

  What if I receive more than one Notice of Availability or proxy card?

        You may receive more than one Notice of Availability or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How do I vote?" for each account to ensure that all of your shares are voted.

  What are "broker non-votes"?

        If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares under certain circumstances in accordance with New York Stock Exchange ("NYSE") rules that govern banks and brokers. These circumstances include "routine matters," such as the ratification of the appointment of our independent registered public accounting firm described in this Proxy Statement. If you do not vote your shares with respect to these matters, your bank or broker may vote your shares on your behalf or leave your shares unvoted. "Broker non-votes" are shares represented by proxies, received from a bank or broker that are not voted on a matter because the bank or broker did not receive voting instructions from you. Broker non-votes will be treated the same as abstentions, which means they will be present at the Annual Meeting and counted toward the quorum, but they will not be counted as votes cast.

  Will my shares be voted if I do not vote them?

        If your shares are registered in your name, they will not be voted if you do not vote as described above under "How do I vote?" If your shares are held in street name by a bank, broker or other holder of record (nominee) and you do not provide voting instructions to the nominee that holds your shares as described above, the nominee has the authority to vote your unvoted shares only on the ratification of our independent registered public accounting firm (Proposal #2), unless the nominee receives instructions from you. Therefore, we encourage you to provide voting instructions. This ensures your shares will be voted at the meeting and in the manner you desire.

  What vote is required to approve each proposal and how are votes counted?

Proposal	Vote Required	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors (Proposal #1)	Plurality of the votes cast at the Annual Meeting.	FOR, AGAINST or ABSTAIN	No effect—not treated as a "vote cast"	No	No effect—not treated as a "vote cast"
Ratification of Auditor Appointment (Proposal 2)	Majority of shares with voting power present in person or represented by proxy	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable
Non-Binding Advisory Vote on Executive Compensation (Say on Pay) (Proposal 3)	Majority of shares with voting power present in person or represented by proxy	FOR, AGAINST or ABSTAIN	No effect—not treated as a "vote cast	No	No effect—not entitled to vote
Non-Binding Advisory Vote on Frequency of Submission to Shareholders of "Say on Pay" Proposals (Proposal 4)	Majority of shares with voting power present in person or represented by proxy	ONE YEAR, TWO YEARS or THREE YEARS	No effect—not treated as a "vote cast"	No	No effect—not entitled to vote

        No cumulative voting rights are authorized, and dissenters' rights are not applicable to the matters being voted on.

  Is voting confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections examine these documents. Management, other than the Inspector of Elections, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

  Who will count the votes?

        Broadridge Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting. Representatives of USANA will act as the Inspectors of Election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

  Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

  Who pays the costs of soliciting these proxies?

        These proxies are solicited by our Board of Directors and we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies. We will then reimburse them for their expenses.

  What constitutes a quorum for the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the voting power of our common stock outstanding on the record date is necessary to constitute a quorum at the meeting. For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. As of the close of business on the record date, there were 24,504,413 shares of our common stock outstanding.

        How do I submit and what are the deadlines for submitting a shareholder proposal for next year's annual meeting?

        Shareholders are entitled to present proposals for consideration at the next annual meeting of shareholders, provided that they comply with the proxy rules promulgated by the SEC and our Bylaws. Any shareholder who intends to submit a proposal for consideration at the 2018 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than 120 days prior to the one-year anniversary of the date on which this Proxy Statement is first mailed, which date is November 24, 2017, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act").

  Who should I call if I have questions?

        If you have questions about the proposals or the Annual Meeting, you may call Joshua Foukas, USANA Executive Vice President of Legal, at (801) 954-7100. You may also send an e-mail to investor.relations@us.usana.com.

  Attending the Annual Meeting

        The Annual Meeting will be held at 11:00 a.m. local time on Wednesday, May 3, 2017, at our offices at 3838 West Parkway Boulevard, Salt Lake City, Utah. Please note that attendance at the meeting is limited to our shareholders or their named representatives. Proof of ownership of our common stock as of the record date and photo identification will be required for admittance to the Annual Meeting. If you are a registered shareholder, the top portion of your proxy card may serve as proof of ownership. If you are attending on behalf of an entity that is a shareholder, evidence of your employment or association with that entity also will be required.

        To obtain directions to attend the Annual Meeting, please contact our Investor Relations Department at (801) 954-7100. When you arrive at our offices, our personnel will direct you to the appropriate meeting room. You need not attend the Annual Meeting in person to vote.

  Householding of Annual Disclosure Documents

        SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Availability or, if applicable, a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If your household received a single notice or, if applicable, set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge, by calling their toll free number 1-800-542-1061. If you do not wish to participate in "householding" and would like to receive your own Notice of Availability or, if applicable, set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another USANA shareholder and together both of you would like to receive only a single Notice of Availability or, if applicable, set of proxy materials, follow these instructions:

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  If your USANA shares are registered in your own name, please contact Broadridge and inform them of your request by calling them at 1-800-542-1061 or writing them at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

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  If a broker or other nominee holds your USANA shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

  Electronic Delivery of Company Shareholder Communications

        Most shareholders can elect to receive notices of the availability of future proxy materials by email instead of receiving a paper copy in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice of Availability or proxy card or following the instructions provided when you vote over the Internet at www.proxyvote.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        The Board of Directors is elected by and is accountable to the shareholders of the Company. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met 12 times during fiscal year 2016 and each director attended at least 75% of all meetings of the Board of Directors and each committee on which he served.

        Mr. Williams was appointed to the Board of Directors in March 2016, and Messrs. Peng and Winssinger were elected to the Board of Directors in May 2016, at which time they also joined their respective committees.

  Board Leadership Structure

        Our founder, Dr. Myron Wentz, is the Chairman of our Board of Directors and Kevin Guest is our CEO and reports directly to the Board. Historically, we have utilized a corporate governance structure where the Chairman of the Board and the CEO have been separate offices held by separate individuals. Notwithstanding the foregoing, the board has not adopted a specific policy on whether the same person should serve as both the CEO and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is most appropriate to retain the discretion and flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

        We believe it is currently appropriate to separate the roles of CEO and Chairman of the Board as a result of the demands of and differences between each role. Our CEO is responsible for setting the strategic direction for the Company, with guidance from the Board. The CEO is also responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Although Dr. Wentz is not independent under the rules of the NYSE, the Board believes the experience, leadership and vision he provides as Chairman of the Board is essential to the short-and-long-term success of the Company.

        The Board maintains a number of governance practices to ensure effective independent oversight of Board decisions, including (i) the appointment of strong, independent directors who constitute a majority of the Board and intimately understand the Company's business and industry; (ii) executive sessions of the independent directors in connection with every Board meeting; and (iii) annual evaluations of the performance of the Board, carried out by the independent directors. Because the Board also believes that strong, independent board leadership is an important aspect of corporate governance, the Board has historically utilized a Lead Director. The Lead Director is an independent director elected for a one year term by the independent directors. The Lead Director chairs the Board meetings during all executive sessions and when the Chairman is unable to participate in Board meetings, and is a contact person for shareholders and third parties who may desire to contact the Board independently of the Chairman. With the transition of Board members in 2016, the Board did not expressly appoint a Lead Director in 2016, but Mr. Fuller fulfilled the role of Lead Director during executive sessions and at other necessary times. For 2017, Mr. Fuller was appointed Lead Director and will serve in this capacity until the Board's initial meeting in 2018, after which the independent directors will again elect a Lead Director. Additional responsibilities of the Lead Director include:

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  Setting the agenda for and leading regularly-held independent director sessions and briefing the Chairman on those sessions;

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  Coordinating the activities of the independent directors;

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  Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

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  Acting as a liaison of the independent directors to the Chairman and CEO for the views and any concerns and issues of the independent directors; and

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  Performing other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

  Director Independence

        NYSE listing standards relating to corporate governance matters (the NYSE Standards) generally require listed companies to have a board of directors with a majority of independent directors. The Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act) and rules of the SEC require that the Audit Committee be comprised solely of independent directors. The NYSE Standards further require that our Compensation Committee and Governance, Risk and Nominating Committee also be comprised solely of independent directors. Our Board of Directors has affirmatively determined that Gilbert A. Fuller, Feng Peng, D. Richard Williams and Frederic Winssinger had no material relationship with the Company other than their relationship as members of our Board of Directors and were independent within the meaning of the Sarbanes-Oxley Act and the NYSE Standards.

        To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to the independence requirements of the NYSE Standards. In addition to evaluating each director's independence, the Board considers all relevant facts and circumstances in making its independence determination. We assess director independence on an annual basis. In making these determinations, our Governance, Risk and Nominating Committee, with assistance from our Executive Vice President of Legal, evaluate responses to an independence and qualification questionnaire completed annually by each director and follow-up inquiries made to certain directors.

  Executive Sessions of Non-Management Directors

        In accordance with the NYSE Standards, our Board of Directors typically holds an executive session of non-management, independent directors as a part of every regularly scheduled meeting of our Board of Directors. These executive sessions are chaired by the Lead Director. In the event that the Lead Director cannot preside at an executive session, the session will be chaired by the chairs of the Audit, Compensation and Governance, Risk and Nominating Committees of our Board of Directors on a rotating basis.

  Communications with Directors

        Our shareholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o James H. Bramble, General Counsel and Corporate Secretary, USANA Health Sciences, Inc., 3838 West Parkway Boulevard, Salt Lake City, Utah 84120. All such communications will be initially received and processed by our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chair. Other matters will be referred to the Board of Directors, the non-management directors, or individual directors as appropriate.

        Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. All directors who served in 2016 were present at the Company's Annual Meeting of the Shareholders that was held in May 2016.

  Committees of the Board of Directors

        The Board of Directors has three standing committees: the Governance, Risk and Nominating Committee, the Audit Committee, and the Compensation Committee. Information about the composition and responsibilities of each committee is provided below.

        Governance, Risk and Nominating Committee.    The Governance, Risk and Nominating Committee of the Board of Directors (the "Governance Committee") was established in February 2004. The Governance Committee met eight times during 2016. Gilbert A. Fuller is the Chair and the other members are D. Richard Williams, Feng Peng, and Frederic Winssinger. Each member of the Governance Committee meets the definition of "independent" set forth in the NYSE Standards.

        The Governance Committee's responsibilities include:

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  Overseeing corporate governance matters, including, without limitation: (i) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and (ii) ensuring that the Company maintains effective corporate governance policies and procedures;

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  Overseeing the Company's risk management programs and processes for governance and ethics matters;

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  Overseeing the evaluation of the Board and management;

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  Identifying and evaluating individuals qualified to become members of the Board, consistent with criteria approved by the Board; and

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  Selecting and nominating director nominees for election to the Board of Directors.

        The Board has delegated much of its responsibility for risk oversight and management to the Governance Committee. The Governance Committee conducts these risk oversight and management functions as part of its corporate governance oversight and reports its findings with respect to risk oversight and management to the entire Board. More information about the Board of Directors and Governance Committee's risk oversight and management practices is provided below under the caption "Risk Oversight and Management".

        The Governance Committee believes, among other things, that the Company's Board of Directors should be composed of directors with varied, complementary backgrounds, which reflect a diversity of viewpoints, backgrounds, experience and other factors. The Governance Committee also believes that directors should, at a minimum, (i) have expertise that may be useful to the Company, (ii) possess the highest personal and professional ethics, and (iii) be willing and able to devote the required amount of time to the Company's business. In light of these beliefs, the Governance Committee considers many factors in evaluating the suitability of candidates for Board membership, and also determining whether a director should be retained and stand for re-election, including: whether the candidate meets the requirements for independence; the candidate's background and experience, particularly in the Company's industry; the candidate's personal qualities, accomplishments, character and reputation in the business community; and the fit of the candidate's individual skills and personality with those of the Company's other directors.

        The Governance Committee may from time to time consider qualified nominees who are recommended by shareholders. The Governance Committee does not have different standards for evaluating nominees based on whether they have been suggested by our shareholders or by our directors. Shareholders who wish to make such a recommendation may do so by sending a written notice, as described under the heading "How do I submit a shareholder proposal for next year's annual meeting?" in the section of this Proxy Statement titled "Important Information About the Meeting."

        Audit Committee.    The Audit Committee has been established as required by Section 3(a) of the Exchange Act and the rules of the NYSE. Our Audit Committee provides assistance to our Board of Directors in fulfilling its responsibilities related to accounting, auditing and public reporting practices of the Company, the quality and integrity of our financial reports, and our internal controls over finance, accounting and financial reporting, legal compliance, risk management and ethics established by management and our Board of Directors. The Audit Committee also oversees and approves certain related party transactions and other matters that may involve conflicts of interest. In fulfilling these functions, our Audit Committee reviews and makes recommendations to our Board of Directors with respect to certain financial and accounting matters. Our Audit Committee also engages and sets compensation for our independent auditors.

        The Audit Committee met five times during 2016. Members of the Audit Committee at the date of this Proxy Statement are Gilbert A. Fuller, Chair, D. Richard Williams, Feng Peng, and Frederic Winssinger, each of whom meets the independence standards set forth above. The Board has also determined that Mr. Williams, Mr. Fuller and Mr. Winssinger are "audit committee financial experts," as defined by the applicable regulations promulgated by the SEC under the Exchange Act and that each member of the Audit Committee meets the NYSE composition requirements, including the requirements regarding financial literacy.

        Compensation Committee.    Members of the Compensation Committee at the date of this Proxy Statement are D. Richard Williams, Chairman, Feng Peng, and Frederic Winssinger, each of whom meets the definition of "independent" set forth in the rules of the NYSE. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Compensation Committee met five times during 2016. The Compensation Committee's responsibilities include: (i) reviewing and recommending to the Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering our equity and long-term incentive compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in this Proxy Statement.

  Risk Oversight and Management

        Our Board of Directors is actively involved in the oversight and management of the material risks that could affect the Company. Historically, our Board of Directors has carried out its risk oversight and management responsibilities by both monitoring risk directly as a full board and, where appropriate, through Board committees. Effective risk oversight is a priority of our Board of Directors. Both the full Board of Directors and its committees oversee the various risks we face. Management is responsible for the day-to-day management of our risks and provides periodic reports to the Board of Directors and its committees relating to those risks and risk-mitigation efforts. All committees report on the risk categories they oversee to the full Board of Directors on an as needed basis.

        Our Board of Directors has delegated primary responsibility for overseeing our risk management process to the Audit Committee. The Audit Committee oversees our risk identification and mitigation processes and specifically oversees management of our financial, legal and fraud policies, as well as our regulatory compliance risks. This includes regular evaluation of risks related to the Company's financial statements, including internal controls over financial reporting, and risks relating to liquidity, capital structure and investments, including land acquisition and development.

        The Audit Committee, as well as the Board of Directors as a whole, reviews our long-term strategic plans, annual budget, capital commitments, cash needs and funding plans. As with other risks, management is responsible for the day-to-day management of the risks relating to liquidity and investments, as well as land acquisition and development, while our Board of Directors takes an oversight role with respect to those risks. Members of our management, including our Chief Financial Officer, Executive Vice President of Legal, and Director of Internal Audit, report to the Audit Committee on a quarterly basis regarding the on-going risk management activities. The Audit Committee also oversees the internal audit function and our independent auditors, and meets separately on at least a quarterly basis with the Chief Financial Officer, Director of Internal Audit and representatives of our independent registered public accounting firm and our in-house and outside legal counsel as part of this oversight responsibility.

        The Compensation Committee oversees our risks related to compensation programs and philosophy. The Compensation Committee ensures that our compensation programs, including those applicable to our executives, do not encourage excessive risk taking. The Compensation Committee works periodically with its independent compensation consultant to structure executive compensation plans that are appropriately balanced and incentivize management to act in the best interest of our shareholders. The Compensation Committee is responsible for the oversight of risk relating to the Company's compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee regularly meets with and receives reports from our Chief Executive Officer and Chief Financial Officer to understand the financial, human resources and shareholder implications of compensation and benefits decisions.

        The Governance, Risk and Nominating Committee reviews, monitors and assesses our risks relating to governance matters and also oversees our ethics program, including implementation of our Code of Ethics, and compliance by directors and management with the corporate governance and ethics standards of the Company.

  Compensation Risk Analysis

        Our Compensation Committee considers the risk to the Company associated with each component of our executive compensation program, namely base salary, executive bonuses, and short-and-long term incentive compensation. In considering these risks, the Compensation Committee believes that the following factors, among others, reduce the likelihood of excessive risk taking in connection with executive compensation at USANA:

  •
  Our compensation components provide a balanced mix of (i) cash and equity compensation, (ii) short-term and long-term incentive compensation, and (iii) financial and non-financial performance metrics;

  •
  Our executives generally all participate in the same short-term incentive program with similar performance metrics;

  •
  Maximum pay-out levels for short-term incentive compensation are generally capped at 100% of an executive's base salary;

  •
  Our equity awards generally vest over several years and are only valuable if the Company performs well financially and our stock price increases over time;

  •
  We maintain strict internal controls over the determination and pay-out of each component of executive compensation;

  •
  We do not typically enter into employment or other management agreements with any of our executive officers that contain post-termination or change-in-control payments; and

  •
  We generally do not provide significant perquisites or personal benefits to our executive officers.

        Based on the Compensation Committee's review of these factors and others, the Committee does not believe that the Company's executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

  Board Committee Charters

        Our Board of Directors has adopted charters for our Audit, Compensation and Governance, Risk and Nominating Committees designed to comply with the NYSE Standards and applicable provisions of the Sarbanes-Oxley Act and the rules of the SEC. The current version of each of these charters has been posted and is available for public viewing on our web site at www.usanahealthsciences.com under the "Corporate Governance" tab. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

  Corporate Governance Guidelines

        The Company has adopted Corporate Governance Guidelines that outline the Company's corporate governance policies and principles. The Company's Corporate Governance Guidelines are available, free of charge, on the Company's website at www.usanahealthsciences.com under the "Corporate Governance" tab. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

  Code of Ethics

        We have adopted a code of ethics that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial Officer), and employees. We require that all of our directors, officers and employees certify on an annual basis that they are in compliance with the code. A copy of the Code of Ethics for Directors and Employees is available on our web site at www.usanahealthsciences.com under the "Corporate Governance" tab. In the event we make any amendment to, or grant any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Current Report on Form 8-K or on its next periodic report filed under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee during fiscal 2016 was composed of D. Richard Williams, Chair, Feng Peng and Frederic Winssinger. All members of the Compensation Committee are independent directors. None of the members of our Compensation Committee has ever been an officer or employee of the Company or any of our subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under "Transactions with Related Persons." During fiscal year 2016, none of our executive officers served as a director or member of the compensation committee (or other committee of the board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These parties are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

        Based solely upon a review of these forms that were furnished to us, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that are required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2016, except that one filing on Form 4 for Gilbert A. Fuller was filed late.

EXECUTIVE OFFICERS

        The executive officers of USANA at December 31, 2016, and as of the date of this Proxy Statement were:

Name	Position
Kevin G. Guest	Chief Executive Officer
Jim Brown	President and Chief Operating Officer
Paul A. Jones	Chief Financial Officer and Chief Leadership Development Officer
James H. Bramble	Chief Legal Officer and Corporate Secretary
Daniel A. Macuga	Chief Communications Officer
Robert Sinnott	Chief Scientific Officer
Walter Noot	Chief Information Officer
David Mulham	Chief Field Development Officer

        The following information is provided to us by our executive officers.

        Kevin G. Guest, 54, Chief Executive Officer. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the Company's acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed as the Company's Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer. Mr. Guest served in this role until May 2011, when he was appointed as President of North America. In October 2012, he was appointed as President of the Americas, Europe and South Pacific. In August 2014, Mr. Guest was appointed President of the Company and served in this role until August 2015, when he was appointed Co-Chief Executive Officer. He served in this role until November 2016 when he was appointed Chief Executive Officer. Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions. Mr. Guest earned a B.A. in Communications from Brigham Young University.

        Jim Brown, 48, President and Chief Operating Officer. Mr. Brown joined USANA in 2006 as Vice President of Operations. In July 2011, he was appointed Vice President of Global Operations and served in that role until July 2012, when he was appointed Chief Production Officer. He served in that role until November 2013 when he was appointed Chief Operating Officer. He served in that role until November 2016 when he was appointed President and Chief Operating Officer. Prior to joining USANA, Mr. Brown was employed at Sonoco as a plant manager where he was responsible for safety, quality, finance, production, and maintenance. Mr. Brown received a bachelor's degree with a double major in computer science and math as well as an M.B.A. from Francis Marion University in Florence, South Carolina.

        Paul A. Jones, 53, Chief Financial Officer and Chief Leadership Development Officer. Mr. Jones joined USANA in 2005 as Vice President of Human Resources and served in this role until June 2007, when he left to complete a three year service mission. Mr. Jones returned to USANA as Vice President of Human Resources in July 2010 and served in this role until December 2012, when he was appointed Chief Financial Officer. In August 2015, Mr. Jones was also appointed Chief Leadership Development Officer. Prior to joining USANA, Mr. Jones was employed as Vice President of Human Resources and later as Vice President of Operations for Associated Food Stores, Inc. Mr. Jones received a B.S. in finance from Utah State University and a master of arts in organizational management from the University of Phoenix. Mr. Jones is also a Certified Management Accountant.

        James H. Bramble, 47, Chief Legal Officer and Corporate Secretary. Mr. Bramble joined USANA in March 1998 to manage the Compliance and Legal Departments. In April 2006 he was appointed Vice President and General Counsel. In July 2008, Mr. Bramble was also appointed Corporate

Secretary, and served in these roles until May 2011, when he was appointed Chief Legal Officer and Corporate Secretary. Prior to joining USANA, Mr. Bramble was employed with Novus Services. Mr. Bramble received a B.S. in political science with a minor in Spanish from the University of Utah in Salt Lake City, Utah. He received his J.D. from the S.J. Quinney College of Law at the University of Utah.

        Daniel A. Macuga, Jr., 46, Chief Communications Officer. Mr. Macuga joined USANA in 2007 as Vice President of Network Development and Public Relations. In July 2008, he was appointed as Vice President of Marketing, Public Relations and Social Media and served in that role until December 2011, when he was appointed Chief Communications Officer. He served in that role until February 2014 when he was appointed Chief Communications Officer and Executive Vice President of Field Development for the Americas. He served in that role until November 2016 when he was appointed Chief Communications Officer. Prior to joining USANA, Mr. Macuga was employed at the Chrysler Corporation, where he spent 15 years working closely with independent dealership entrepreneurs to help them build their businesses, increase awareness for their products, and keep them focused on effective customer relationship management. Mr. Macuga received a B.A. in communications from the University of California, San Diego.

        Robert A. Sinnott, M.N.S., Ph.D., 52, joined USANA as our Chief Scientific Officer in August 2016. From 2005 to 2016, he was Chief Science officer of Mannatech, Inc. From 2009 to 2012 he also served as Co-CEO and from 2012 to 2016 as CEO of Mannatech. During his tenure at Mannatech, Dr. Sinnott has served to further the company's proprietary science, research and development, and initiated independent clinical trials, was responsible for oversight of quality assurance/quality control, global regulatory affairs, legal department, human resources, and global supply chain. Dr. Sinnott has held scientific and business positions in both industry and government over the past 25 years with experience in life sciences, chemistry, biotechnology and nutrition. For the past 18 years, he has worked directly in the dietary supplement industry both in the United States and internationally. From 2006 to 2011, Dr. Sinnott held a seat on the Board of Directors of the Council of Responsible Nutrition's (the "CRN"), the leading trade association representing ingredient suppliers and manufacturers of dietary supplements. From 2009 to 2011, Dr. Sinnott also served as chair of the Senior Scientific Advisory Committee (SSAC) for the CRN. The SSAC is comprised of the highest-ranking scientific officers of member companies. Its role is to assist the CRN with development and implementation of scientific strategy relating to scientific publications, scientific policies and programs by government agencies. Dr. Sinnott holds a B.S. degree in Biological Sciences, a Masters in Natural Science, and a Ph.D. in Plant Sciences from Arizona State University, in Tempe, Arizona. His focus was on applied biological sciences, including biotechnology and plant medicinal chemistry.

        Walter Noot, 51, joined USANA as Chief Information Officer in December 2016. Mr. Noot has more than two decades of executive leadership experience and has worked with a wide range of businesses in many industries, from start-ups to multibillion-dollar companies. From 2014 until 2016, he was an executive officer of Young Living Essential Oils, LC, where he served as Chief Information Officer and Senior Vice President of Operations before joining USANA. While at Young Living he oversaw improvements to the supply chain, implementation of a new ERP, and a software systems rebuild. Prior to joining Young Living, Mr. Noot was COO of MonaVie, another direct sales company from 2012 to 2014 and has held leadership positions with Computer Associates, Canon (Oce), and Onyx Graphics. He holds a B.S. degree in mechanical engineering from Brigham Young University.

        David Mulham, 57, Chief Field Development Officer. Mr. Mulham joined USANA in 2009 as Field Development, Marketing and Customer Service Manager for Australia and New Zealand. In February 2011, he was appointed General Manager, for Australia and New Zealand and served in that role until June 2011, when he was appointed Vice President, Pacific Region (Australia, New Zealand and Philippines). In February 2014 he was appointed Executive Vice President of Field Development, Pacific Region and then in May 2015 he was appointed Executive Vice President, Pacific Region. He served in that role until January 2016 when he was appointed Executive Vice President, Pacific and Europe and then in September 2016, he was appointed Executive Vice President, the Americas, Pacific and Europe. He served in that role until February 2017, when he was appointed Chief Field Development Officer. Prior to joining USANA, Mr. Mulham had extensive experience in the Direct Selling Industry having worked for Amway, Mary Kay, Nutri Metics and Dorling Kindersley Family Learning. He subsequently worked in property development as Director of both Hunter Valley Gardens and Tempus Two Winery. Mr. Mulham has a post graduate diploma from Macquarie Graduate School of Management, Sydney, and received the Silver Stevie Award in 2015, for Executive of the Year—Health Products & Services and Pharmaceuticals.

PROPOSAL #1—ELECTION OF DIRECTORS

        Our Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three directors. The Board of Directors, by resolution, has set the number of directors at seven. The Governance, Risk and Nominating Committee of the Board of Directors has nominated seven persons for election to the Board of Directors. Six incumbent directors will stand for re-election: Myron W. Wentz, Ph.D., Gilbert A. Fuller, Robert Anciaux, D. Richard Williams, Frederic Winssinger and Feng Peng. In addition, the Governance, Risk and Nominating Committee has nominated our Chief Executive Officer, Kevin Guest, to stand for election to the Board.

        The Governance, Risk and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the USANA Corporate Governance Guidelines and in the Charter of the Governance, Risk and Nominating Committee, which specify, among other things, that the committee will consider criteria such as the director's independence, expertise and experience applicable to our business, substantive knowledge of our industry, high personal and professional ethics and the ability and willingness to devote the required time to the business of the Company.

        Each director who is elected at the Annual Meeting will hold office until our annual meeting in 2018, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

        The Governance, Risk and Nominating Committee has determined that each nominee meets the criteria and qualifications set forth in the Company's Code of Ethics for Directors and Employees, Corporate Governance Guidelines and the Governance, Risk and Nominating Committee Charter. In addition, each nominee possesses the personal qualities and attributes we believe are essential to allow the Board of Directors to fulfill its duties to the shareholders, including personal accountability, integrity, ethical leadership, risk management, business acumen, and the ability to exercise sound and independent business judgment.

Director Nominees

        You will be asked to elect seven directors at the Annual Meeting. The nominees to the Board of Directors in 2017 are Robert Anciaux, Gilbert A. Fuller, Kevin Guest, Feng Peng, Myron W. Wentz, Ph.D., D. Richard Williams, and Frederic Winssinger. Messrs. Fuller, Peng, Williams and Winssinger are independent directors under NYSE Standards.

        The following information was furnished to us by the nominees:

        Robert Anciaux, 71, has served as a director of USANA since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. Additionally, since 1982, Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles. We believe that Mr. Anciaux's financial expertise and experience in providing consulting and strategic advisory services to complex organizations, and his extensive experience and familiarity with the business of the Company qualify him to serve on our Board.

        Gilbert A. Fuller, 76, has served as a director of USANA since September 2008. Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006. Mr. Fuller joined USANA in May 1996 as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company's Senior Vice President. Before joining USANA, Mr. Fuller served in various executive positions for several companies. Mr. Fuller served as Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and direct seller of personal care products. He was also the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance. Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah. In December 2012, Mr. Fuller was appointed as a director of Security National Financial Corporation, a NASDAQ-listed company. We believe that Mr. Fuller's more than 12 years of experience as an executive officer of USANA, his deep understanding of our business, people and products, his 15 years of experience as a financial officer in the direct selling industry, as well as his accounting, finance and corporate strategy expertise qualify Mr. Fuller to serve on our Board of Directors.

        Kevin Guest. Mr. Guest is our Chief Executive Officer. Biographical information for Mr. Guest is set out above on page 11 under "Executive Officers". Mr. Guest's important role as the leading force of our management and sales efforts and his talent as a motivating leader qualify him to serve as a member of the Board.

        Feng Peng, 43, was elected to the Board in May 2016. From March 2013 to December 2016, Mr. Peng served as Chief Financial Officer of Ossen Innovation Co., Ltd., a China-based manufacturing company listed on the NASDAQ exchange. Prior to that, Mr. Peng served as Senior Vice President at MZ Group from August 2007 until September 2012 where he was responsible for providing strategic consulting services related to U.S. capital markets to Chinese clients. At MZ Group, Mr. Peng conducted extensive financial and industry due diligence, performed analysis on companies' financials, and provided management teams of client companies with extensive coaching, including detailed intelligence on investor expectations, perceptions and concerns, industry analysis, compliance, and reporting and disclosure requirements. Prior to working at MZ Group, he served in various capacities at Thomson Financial and Citigroup. Mr. Peng has been trained in both finance and accounting. He received a Master of Science in Computer Science from the New Jersey Institute of Technology. He also received a bachelor's degree in Automation Control from Shanghai Jiao Tong University in Shanghai, China in 1995. Mr. Peng is a certified Senior International Finance Manager (SIFM) in China. Mr. Peng's qualifications to sit on our Board include his extensive business experience in China, as well as his financial and corporate strategy experience.

        Myron W. Wentz, Ph.D., 76, founded USANA in 1992 and served as the Chief Executive Officer and Chairman of the Board from 1992 to July 2008, when he retired as Chief Executive Officer. Dr. Wentz continues to serve as Chairman of the Board. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz was Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a holistic integrative medical center and hospital located near Rosarito, Mexico. Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. He received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah. Dr. Wentz is our largest shareholder and as our founder and the visionary force behind the science and mission of USANA, his vast education and professional experience as a microbiologist, immunologist, and pioneer in the development of human cell culture technology, as well as his service as our Chairman and former Chief Executive Officer, uniquely qualify him to serve as a member of our Board and as our Chairman.

        D. Richard Williams, 60, was appointed a director in March 2016. Mr. Williams has served as non-executive Chairman of Primerica, Inc. since April 2015 and as Chairman from October 2009 through March 2015. Prior to that, he served as Co-Chief Executive Officer from 1999 through March 2015. Mr. Williams worked for Primerica beginning in 1989 and served in various capacities, including as the Chief Financial Officer and Chief Operating Officer of the Primerica operating unit of Citigroup. Mr. Williams serves on the Board of Directors of Crawford & Company. Additionally, he serves on the Board of Trustees of the Woodruff Arts Center, the Anti-Defamation League Southeast Region, the Atlanta Area Council of the Boy Scouts of America, and the Carter Center Board of Councilors. Mr. Williams received his B.S. degree and M.B.A. from the Wharton School of the University of Pennsylvania. Mr. William's qualifications to sit on our Board include his extensive expertise in senior management, finance, M&A, strategic planning, and risk and asset management.

        Frederic J. Winssinger, 48, became a director in May 2016. Mr. Winssinger has been a Managing Partner of RW Partners LLC (RWP) since 2006. RWP is a commercial real estate private equity investment company based in Phoenix, Arizona. Mr. Winssinger also oversees his family's general investment operations and in 2014, he co-founded PlanninCore Wealth Advisors to provide investment advice to individuals and families. Prior to 2006, Mr. Winssinger worked in strategy consulting for the Boston Consulting Group and as a Portfolio Manager/Financial Analyst for JP Morgan Asset Management and other privately held asset management companies. Mr. Winssinger received a B.A. in Mathematics and Economics from Claremont McKenna College and an M.B.A from The Wharton School of the University of Pennsylvania. Mr. Winssinger's qualifications to sit on our Board include his 20 years of experience in financial analysis, and his training in evaluating corporate strategy towards the creation of shareholder value under sound corporate governance.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE.

 COMPENSATION OF DIRECTORS

        The table below summarizes the compensation paid by us to our directors for the fiscal year ended December 31, 2016. Note that shares and per-share amounts reflect a 2-for-1 split of the Company's common shares, which became effective November 22, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Myron W. Wentz, Ph.D.(3)	—	—	—
Robert Anciaux	$100,950	$249,740	$350,690
Jerry G. McClain(4)	$26,650	$238,033	$264,683
Ronald S. Poelman(5)	$28,250	$238,033	$266,283
Gilbert A. Fuller(6)	$111,150	$249,740	$360,890
D. Richard Williams(7)	$99,150	$105,180	$204,330
Feng Peng(8)	$68,550	$105,180	$173,730
Frederic Winssinger(8)	$68,550	$105,180	$173,730
David A. Wentz(9)	—	—	—

(1)
During fiscal year 2016, each non-insider (non-management) director was paid a cash retainer of $22,200 for the first quarter of 2016 and then $22,850 per quarter thereafter, with the Chair of the Audit Committee paid an additional $4,550 per quarter, the Chair of the Compensation Committee paid an additional $2,800 per quarter, and the Chair of the Governance, Risk and Nominating Committee paid an additional $1,700 per quarter. In addition, in February 2016, the Board created the position of Senior Director, designating Mr. Anciaux as such, and the Compensation Committee authorized payment of an additional $3,400 per quarter cash compensation for this position. No director compensation is paid to Company executives for their service on the Board. The Company reimburses all directors for the out-of-pocket expenses that they incur in connection with their services as directors, which include travel, lodging, and related expenses from attending conferences to continue their education and expertise as directors, as well as participating in meetings of the shareholders, Board of Directors, and committees of the Board.

(2)
In February 2016, the Compensation Committee of the Board of Directors (Messrs. Poelman, Anciaux and McClain) approved the grant of DSUs to Robert Anciaux, Gil Fuller, Jerry McClain, and Ronald Poelman on the following terms in accordance with the form of deferred stock units ("DSUs") grant agreement generally used by the Company: (i) 4,000 DSUs to each such director; (ii) date of grant of February 8, 2016; (iii) vesting in eight equal quarterly installments of 500 DSUs each, commencing on the last day of the Company's first fiscal quarter of 2016; and (iv) all vested DSUs to be exchanged for shares of the Company's stock upon the termination of service of the directors. In May 2016, the Compensation Committee (Messrs. Williams, Peng and Winssinger) approved the grant of DSUs to each of directors Williams, Peng and Winssinger, on the following terms: (i) 1,780 DSUs to each such director; (ii) date of grant of May 2, 2016; (iii) vesting in four equal quarterly installments, commencing on the last day of the Company's second fiscal quarter of 2016; and (iv) all vested DSUs to be exchanged for shares of the Company's stock upon the termination of service of the director, or, at the election of the director, upon vesting. In addition, in May 2016, the Compensation Committee approved the acceleration of the vesting of the DSUs granted in February 2016 to Messrs. Poelman and McClain to vest in full as of May 2, 2016 upon their separation from the Board of Directors.

(3)
Dr. Wentz is our founder. He was not paid any fee for service as a member of our Board of Directors in 2016.

(4)
Mr. McClain served until May 2016. During his service on the Board, Mr. McClain was Chair of the Audit Committee.

(5)
Mr. Poelman served until May 2016. During his service on the Board, Mr. Poelman was designated as the Lead Director.

(6)
Mr. Fuller currently serves as Chair of the Audit Committee and as Chair of the Governance, Risk and Nominating Committee.

(7)
Mr. Williams was appointed to the Board March 1, 2016. Mr. Williams currently serves as the Chair of the Compensation Committee.

(8)
Messrs. Peng and Winssinger were elected to the Board in May 2016.

(9)
Mr. Wentz resigned from the Board and as Co-Chief Executive Officer of the Company in November 2016. As an employee and executive officer of the Company, he was not paid any additional compensation for service as a member of the Board of Directors.

        When determining director compensation in 2016, the Compensation Committee considered recommendations of the Company's CFO and a number of other factors, including director compensation data available regarding members of the Company's industry peer group, as well as the 2015-2016 Director Compensation Report published by the National Association of Corporate Directors and other resources.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected KPMG LLP ("KPMG") as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 30, 2017 and internal control over financial reporting at December 30, 2017. KPMG has served as our independent registered public accounting firm since September 16, 2013 and audited our financial statements for the fiscal year ended December 31, 2016 and internal control over financial reporting at December 31, 2016.

        Shareholder ratification of the appointment of the independent registered public accounting firm is not required. We are asking shareholders to ratify the appointment because we believe it is a sound corporate governance practice. If our shareholders do not ratify the selection, the Audit Committee will consider whether or not to retain KPMG but may still retain them.

        The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Representatives of KPMG will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees and monitors the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, including a discussion of the quality and the acceptability of the Company's financial reporting practices and the internal control over financial reporting.

        The Committee reviewed with KPMG LLP, the independent registered public accounting firm which is responsible for expressing opinions on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the Company's internal control over financial reporting, its judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee discussed with KPMG LLP its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm's written disclosures and the letter from KPMG LLP to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the PCAOB (which replaced PCAOB Auditing Standard No. 61).

        Further, the Committee discussed with the Company's internal audit executive and KPMG LLP the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and representatives of the independent registered public accounting firm, with and without management present, to discuss the results of the examinations, their evaluations of the Company's internal controls (including internal control over financial reporting), and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission. The Committee also evaluated and reappointed KPMG LLP as the Company's independent registered public accounting firm for fiscal 2017.

        Respectfully submitted by the members of the Audit Committee:

Gilbert A. Fuller (Chair) D. Richard Williams Feng Peng Frederic Winssinger

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee pre-approves any engagement of KPMG and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval. While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

        Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company's independent registered public accounting firm and the fees to be paid therefor. Although the Sarbanes-Oxley Act permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accounting firm, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accounting firm in advance, rather than to pre-approve any type of service. In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG's independence.

Independence

        KPMG has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that during 2016 it had no connection with the Company or any of its subsidiaries, other than as its independent registered public accounting firm or in connection with certain other services, as described below.

Services

        During fiscal year 2016, KPMG performed services consisting of the audit of the annual consolidated financial statements of the Company, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements for the quarters ended April 2, 2016, July 2, 2016 and October 1, 2016, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to SEC filings by the Company and its subsidiaries, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for the Company for fiscal year 2016.

        During fiscal year 2015, KPMG performed services consisting of the audit of the annual consolidated financial statements of the Company, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements for the quarters ended April 4, 2015, July 4, 2015 and October 3, 2015, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to SEC filings by the Company and its subsidiaries, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for the Company for fiscal year 2015.

        The following table summarizes the fees paid by us to KPMG during fiscal years 2015 and 2016.

Type of Service and Fee	Fiscal Year 2015	Fiscal Year 2016
Audit Fees	$1,634,529	$1,958,641
Audit Related Fees	—	—
Tax Fees	$57,050	$64,650
All Other Fees	—	—
Total Fees	$1,691,579	$2,023,291

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our Chief Executive Officer, Chief Financial Officer, and the three other most highly-compensated executive officers as of the end of fiscal year 2016. In this Proxy Statement, we refer to these officers as our "Named Executive Officers." Our Named Executive

Officers are also included in the group referred to by the terms "Executive" and "Executives" in the Compensation Discussion and Analysis.

Executive Summary and Overview

        Summary of 2016 Accomplishments.    In fiscal year 2016, we surpassed the $1 billion mark in net sales for the first time in our history, generating our 14th consecutive year of record sales. We also reported the highest earnings per share in the history of the Company and finished the year with a record number of active Associates and Preferred Customers. Customer growth remains our highest priority as we strive to improve the health and nutrition of individuals and families around the world. In November 2016, we effected a two-for-one forward split of our common stock.

        Our results for the year were driven by execution of our 2016 strategies, which included (i) advancing our personalization strategy through new product launches and offerings; (ii) continuing to invest in China, largely by completing and shifting production to our new manufacturing facility; and (iii) investing in information technology systems and infrastructure to support our growing customer base that further enhances the experience of doing business with USANA around the world.

        Our introduction and launch of InCelligence™ was perhaps our most significant accomplishment in 2016. InCelligence™ is our proprietary, patent-pending, technology that is designed to support the body's natural ability to nourish, protect and renew its cells. The science behind InCelligence™ reflects a significant shift in nutritional supplementation and Dr. Wentz, with our team of exceptional scientists, has positioned USANA as a leader in this technology. We also introduced our new core product, CellSentials™ (which fully incorporates the InCelligence™ technology), at our 2016 international convention in August. This product, and others, were received by our customers with tremendous excitement. The InCelligence™ platform represents the future of our various product lines and is intended to keep USANA at the forefront of nutritional supplementation.

        During the year we also continued to make investments to improve our infrastructure in China. Our most significant accomplishment was the successful completion of, and transition to, our new China production facility in the fourth quarter. This accomplishment was the result of a significant undertaking by our U.S. and China operations/regulatory teams, and extensive cooperation with the Chinese government. Adding 350,000 square feet of production capacity to our manufacturing operations, this facility is now fully operational and will provide the production capacity we need in China for the foreseeable future.

        Overview of Compensation Program.    We believe that our Executives and employees, as well as the compensation programs that incent them, are key factors in driving our strong financial and operational performance. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package. We also strive to ensure that our executive compensation program reflects a pay-for-performance philosophy and promotes Executive motivation and retention.

        Our executive compensation program includes base salary, short-term incentive compensation (in the form of a cash bonus), and long-term incentive compensation (in the form of equity awards). Short-term incentive compensation is performance-based and designed to motivate our Executives to achieve annual financial and non-financial performance objectives. To minimize potential risk, the potential for short-term incentive compensation has historically been capped at 100% of an Executive's base salary. Long-term incentive compensation utilizes equity awards, which vest over several years. These awards reward the Executive for sustainable Company performance and align the financial interests of our Executives with those of our shareholders.

        Other than as described above, we typically do not provide benefits to our Executives that are different from, or in addition to, those that are provided to our general employees. Additionally, we typically do not enter into pre-arranged severance agreements or contracts with our Executives that contain post-termination or change-in-control payment provisions, or provide significant perquisites or personal benefits to our Executives.

Compensation Philosophy and Objectives

        Our compensation philosophy, as approved by the Compensation Committee, is to establish and maintain executive compensation programs that are designed to accomplish the following objectives:

  •
  To attract and retain, through a fair and competitive compensation plan, Executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

  •
  To motivate our Executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

  •
  To ensure that compensation practices do not impair our financial strength or future success.

        The Compensation Committee acts to meet these objectives by utilizing and maintaining a balance among three major components of compensation: base salary, short-term incentive compensation (cash bonus), and long-term incentive compensation (in the form of equity awards). The Committee believes that these three components provide an appropriate framework to attract, retain and motivate our Executives, and align a significant portion of executive compensation with short-and long-term performance objectives that drive shareholder value. As shown in the compensation tables following this Proxy Statement, our Executives do not currently receive retirement benefits, pre-determined severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Role of Compensation Committee

        Our executive compensation philosophy and practice has been developed through a collaborative effort of the Compensation Committee, the CEO, and the CFO. During most of fiscal year 2016, we were led by Co-CEO's. Since November 2016, we have a single CEO. The Committee seeks input in meetings of the Compensation Committee from the CEO (or, historically, the Co-CEO's), including their ideas, opinions, and proposals regarding executive compensation; however, the Compensation Committee functions and votes independently and is responsible for all changes to the executive compensation philosophy and program. The Compensation Committee consists of three members of our Board of Directors, all of whom are "independent" under the rules of the NYSE. These members are appointed to the Compensation Committee by the Board of Directors. The Compensation Committee acts under a written charter, which outlines the committee's authority and responsibilities.

Role of Corporate Leadership in Assisting Compensation Committee

        The Compensation Committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for our Named Executive Officers. It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented. All of our Executives and employees participate in an annual performance review with their immediate supervisor, during which the Executive or employee receives input about his or her performance and contributions to the Company's results for the period being assessed. The Compensation Committee seeks input from the CEO and CFO to identify key factors and to obtain information that is related to executive compensation. These key factors and information generally involve the individual Executive's level of responsibility, his or her years of experience, his or her current overall compensation level in relation to external market studies and internal equity analysis between executives, the impact of current compensation practices on our financial statements and condition, and the relationship between executive compensation and performance of the Company.

        Our CFO takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly committee meeting agenda and preparing the materials to be presented to the Compensation Committee. These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Consultant

        In late 2014, the Compensation Committee retained Frederic W. Cook & Co. (the "Compensation Consultant"), who the Compensation Committee determined to be independent, to assess the competitiveness of compensation levels for certain of our officers, including our Named Executive Officers, relative to survey market data. The Compensation Consultant provided services to the Compensation Committee only in late 2014 and early 2015 and did not perform any work for the Company outside of the services it performed for the Compensation Committee. In 2015, the Compensation Committee made certain decisions regarding Named Executive Officer (i) salaries, (ii) the mix between base salary, short-term incentive compensation, and long-term incentive compensation, and (iii) the amount of target long-term equity incentive awards for the Named Executive Officers after considering the input of the Compensation Consultant, survey market data, Company performance, and other relevant factors.

        As a basis for the market data provided to the Compensation Committee, the Compensation Consultant utilized compensation data from a group of 22 peer companies set out below. These companies were all within a reasonable range of the Company's revenue, operating income, and market capitalization. As of January 1, 2015, we were at or near the median of the peer group with respect to revenue, operating income and market capitalization. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual salary, short-term incentive pay elements and long-term incentive pay elements. Where possible, our Executives were matched to appropriate proxy and survey positions based on job duties and level of responsibility. The following companies were included in the 2015 peer group.

Blyth, Inc.	Nature's Sunshine Products, Incorporated
Coty, Inc.	Nu Skin Enterprises, Inc.
Elizabeth Arden, Inc.	Nutraceutical International Corporation
GNC Holdings, Inc.	NutriSystem Inc.
The Hain Celestial Group, Inc.	Perrigo Company plc
Herbalife, Ltd.	Prestige Brands Holdings, Inc.
International Flavors and Fragrances Inc.	Primerica, Inc.
Inter Parfums, Inc.	Revlon, Inc.
LifeVantage Corporation	Tupperware Brands Corporation
Mannatech, Incorporated	Vitamin Shoppe, Inc.
Natural Health Trends Corp.	Weight Watchers International, Inc

        In late 2016 and early 2017, the Compensation Committee again engaged the Compensation Consultant to advise the Compensation Committee on Executive compensation, including total compensation benchmarking and aggregate equity compensation and incentive practices. Representatives of the Compensation Consultant delivered a report to the Compensation Committee at its February 2017 meeting and discussed the same with the committee. Going forward, the Compensation Committee has requested that our CFO work with the Compensation Consultant to prepare a plan to implement an updated long-term incentive program for Executives. While the

Compensation Committee has been undertaking this study during 2016, no additional equity grants were made to Executives other than to new hires.

2016 Compensation Determinations

        In 2016, the Compensation Committee referenced updated data from the above sources in considering the appropriate levels of base salary, bonus and long-term incentive compensation for our Executives, as discussed below. In addition to the Compensation Consultant's market data, the Compensation Committee utilized the following materials, along with other resources and tools, to render compensation decisions for 2016: (i) surveys and reports of executive compensation paid by public companies, with characteristics similar to USANA, on a national basis; and (ii) surveys from Mercer, ERI, and the U.S. Direct Selling Association of executive compensation paid by certain of the Company's direct competitors, consisting of both public and private companies, on a local and national basis. These materials and resources help provide solid benchmarks for each component of our executive compensation as well as a general understanding of the total compensation offered by companies in our industry who are competing for top talent.

Components of Compensation

Base Salary

        Base salary represents the fixed component of executive compensation. It is designed to compensate our Executives fairly and competitively at levels necessary to attract, retain and motivate qualified executives in our industry. Consistent with this philosophy, the Compensation Committee, on an annual basis, evaluates our Executives' base salaries. The Committee asks for input and recommendations from the CEO and CFO and then considers (i) the Executive's scope of responsibilities, maturity in role, demonstrated level of performance, accomplishments and contributions to the Company; (ii) the performance of USANA, both financially and operationally; (iii) current market data and salary levels for each Executive's particular position; and (iv) the total compensation paid to each Executive. The Committee then renders a decision for each Executive's base salary based on the total mix of the foregoing information.

        As part of its 2016 Executive compensation evaluation, the Compensation Committee, after reviewing the information outlined above, approved the Named Executive Officers' base salaries from July 2016 through June 2017 as set out in the table below. At the time of these base salary determinations, Mr. Guest was serving as Co-CEO, Mr. Brown was serving as Chief Operating Officer and Mr. Macuga was serving as Chief Communications Officer and Executive Vice President of Field Development for the Americas. In November 2016, Mr. Wentz resigned as Co-CEO and Mr. Guest was promoted to CEO. In December 2016, Mr. Brown was promoted to President and Chief Operating Officer and Mr. Macuga was appointed Chief Communications Officer. While these Executives were promoted in late 2016, the Compensation Committee decided to make compensation determinations relative to the promotions at its February 2017 meeting.

Executive	Appointed Office	2015 - 2016 Base Salary($)	2016 - 2017 Base Salary($)
Kevin Guest	Chief Executive Officer	$618,000	$636,000
Jim Brown	President and Chief Operating Officer	$411,600	$411,600
Paul A. Jones	CFO and Chief Leadership Development Officer	$357,000	$357,000
James H. Bramble	Chief Legal Officer	$394,000	$405,820
Dan Macuga	Chief Communications Officer	$376,980	$376,980
David A. Wentz	Former Co-Chief Executive Officer	$618,000	$636,000

        The Compensation Committee, at its February 2017 meeting, approved the following base salary increases for the Executives below in connection with their 2016 promotions: (i) Mr. Guest's base salary was increased to $800,000; (ii) Mr. Brown's base salary was increased to $520,000; and (iii) Mr. Macuga's base salary was increased to $415,000. The Compensation Committee utilized 2017 information and data provided by the Compensation Consultant in making the foregoing base salary determinations. In particular, the Compensation Committee, acting on the recommendations of the Compensation Consultant and other market resources and information available to it, determined it would target the cash component (base salary and short-term incentive) compensation of the Company's Named Executive Officers to a level that is approximately equal to the median of our peer group compensation for fiscal year 2017.

        The actual cash compensation paid to our Named Executive Officers during the year ended December 31, 2016 is reflected in column (c) of the Summary Compensation Table on page 25 of this Proxy Statement.

2016 Non-Equity Incentive Plan Compensation

        We offer our Named Executive Officers non-equity incentive plan compensation in the form of a cash bonus that is based on USANA's achievement of certain financial performance objectives during the applicable year. Cash bonuses are based on a percentage of the Executive's base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each Executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

        For 2016, the Compensation Committee approved the 2016 Executive Bonus Plan (the "2016 Bonus Plan"), which was based on growth in net sales and profitability. The Compensation Committee approved this single financial performance objective to: (i) focus the Company's Executives on growing net sales in 2016 without sacrificing profitability; (ii) continue to align the bonus opportunity under the 2016 Bonus Plan for all Executives to promote internal equity; (iii) foster teamwork among markets and Executives; and (iv) align the 2016 Bonus Plan offered to Executives with the profit sharing plan offered to all other employees of the Company.

        Under the 2016 Bonus Plan, 9% of the Company's adjusted operating profits in excess of 10% of net sales, were to be used to create a bonus pool for payment of cash bonuses to Executives. For purposes of the 2016 Bonus Plan, the term "adjusted operating profit" is calculated as (i) the Company's earnings from operations, plus (ii) positive adjustments to earnings from operations for Executive and employee bonus accruals and equity compensation expense. Payments under the 2016 Bonus Plan were distributed as an equal percent of the Executive's base salary.

        Under the 2016 Bonus Plan, eligible Executives had the potential to receive a cash bonus of between zero and 100% of their base salary, depending on the performance of the Company under the criteria of the plan. Each Executive's target bonus percentage under the 2016 Bonus Plan was 50% of the Executive's base salary.

2016 Executive Bonus Plan Payout

        Shortly after the end of fiscal 2016, the Compensation Committee reviewed the foregoing performance objectives and evaluated the actual performance delivered by the Company under the 2016 Bonus Plan. The Compensation Committee determined that the Company delivered strong financial and operating performance in 2016 and, in particular, noted that the Company:

  •
  Achieved 2016 net sales of $1,006 million, which is a 9.5% increase compared to fiscal 2015;

  •
  Achieved 2016 adjusted operating profit of $168.9 million; and

  •
  Achieved 2016 adjusted operating profit in excess of 10% of net sales of $68.3 million.

        Based on the Company's performance, and the criteria of the 2016 Bonus Plan, the Compensation Committee determined that each Executive had earned a cash bonus equal to 49.0% of the Executive's base salary under the 2016 Bonus Plan. Consequently, the Compensation Committee awarded this bonus amount to each Executive. The actual cash bonuses paid to our Named Executive Officers under the 2016 Bonus Plan are reflected in column (g) of the Summary Compensation Table of this Proxy Statement.

2017 Executive Bonus Plan

        For fiscal year 2017, the Compensation Committee approved the 2017 Executive Bonus Plan (the "2017 Bonus Plan"), which is based on the same performance objectives as the 2016 Bonus Plan: growth in net sales and profitability. As part of its determination to again utilize this bonus criteria and structure, the committee noted: (i) the strong operating results delivered by the Executives and the Company in 2016; (ii) the successful alignment of the Company's Executives under the 2016 Bonus Plan, and (iii) the internal equity among Executives that was created by the 2016 Bonus Plan.

        Under the 2017 Bonus Plan, 9% of the Company's adjusted operating profits, which exceed 10% of net sales, will again be paid to Executives in the form of a cash bonus. Payments under the 2017 Bonus Plan will be distributed as an equal percent of the Executive's base salary. Under the 2017 Bonus Plan, Executives will have the potential to receive a cash bonus of between zero and 100% of their base salary, depending on the performance of the Company under the criteria of the plan. Each Executive's target bonus percentage under the 2017 Bonus Plan is 50% of the Executive's base salary, with the exception that the target bonus percentages for Mr. Guest, our CEO, and Mr. Brown, our President and COO, are now 75% of each respective Executive's base salary. The Compensation Committee set the target bonus under the 2017 Bonus Plan for these Executives pursuant to recommendations of the Compensation Consultant and other market resources. Future estimated payouts under the 2017 Bonus Plan are reflected in the Grants of Plan-Based Awards table of this Proxy Statement.

Equity Compensation

        Equity compensation is an integral part of USANA's compensation philosophy. We believe that equity grants that vest over a period of years tie a portion of our Executives' compensation to the Company's long-term performance and, thereby, align the interests of our Executives with the interests of our shareholders. Our equity compensation program delivers additional compensation to Executives when the Company performs and the value of the Company's stock increases. Historically, we have provided equity-based compensation primarily through the issuance of stock-settled stock appreciation rights ("SSARs"). In recent years, the Compensation Committee has also granted deferred stock units ("DSUs") to outside directors. The Compensation Committee awards equity compensation to supplement our Executives' compensation to ensure that total compensation is competitive in the marketplace and to align compensation with our long term goals and objectives.

        Grants of equity awards are made for both Executives and other eligible employees at regular Compensation Committee meetings and at special meetings, as needed. To further align the interests of our Executives and shareholders, we have implemented stock ownership guidelines for our Executives. Pursuant to these guidelines, our Executives voluntarily agree to hold ten percent (10%) of the shares of USANA common stock issued to them as a result of a SSAR exercise for a period of five years or until they are no longer employed by the Company.

        The Compensation Committee's philosophy has been to issue intermittent SSAR awards to Executives to drive long-term Company performance as well as individual Executive performance. In general, SSAR awards are granted to Executives as they enter into a qualifying position and vest annually in equal installments over a five-year period. Additional grants have been awarded to

Executives as seen necessary by the Compensation Committee to maintain sufficient long term incentive to accomplish the objectives outlined above. These additional grants typically do not vest in the first two years, but only at the end of years three, four and five, and such vesting for a particular Executive commences when the vesting schedule of that Executive's particular SSAR award ends. The grant price for equity awards is the fair market value of the award as of the date of grant as determined by the closing price of the Company's common stock on the date of grant.

        In 2016, the Compensation Committee made no equity award grants to the Named Executive Officers as it continues to review potential changes to the long-term incentive component of Executive compensation. As indicated above, in December 2016, the Compensation Committee engaged the Compensation Consultant to provide the Committee with updated data and recommendations related to benchmarking, aggregate equity usage and incentive practices for the Company. The Compensation Committee will consider further recommendations of the Compensation Consultant and the CFO at a future meeting regarding a plan for new equity grants for executives.

Other Compensation

        Other than as described above, USANA does not at this time provide benefits to its Named Executive Officers that are different from or in addition to those that are provided to its general employees. Those benefits are described below.

        Retirement:    Executives may participate in Company sponsored 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees. For the year ended December 31, 2016, we contributed matching funds totaling $1,593,674 to our 401(k) plan in which all eligible employee participants shared. During 2016, each of our eligible Executives participated in our 401(k) plan and shared matching funds totaling $58,996. Except as disclosed in this paragraph, we provide no other retirement benefits to our Executives.

        Severance:    USANA has no pre-arranged severance agreements or contracts with any of our Executives that contain post-termination or change-in-control payment provisions. We have, however, provided severance benefits to Executives on a case-by-case basis.

        Perquisites:    It is our general practice not to provide significant perquisites or personal benefits to our Executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to Executives as necessary to accomplish the objectives under our compensation philosophy. In this regard, it should be noted that we do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our Executives or employees. In 2016, we paid health, life, and disability insurance premiums on behalf of our Executives, all on the same terms as those that we provide to all of the Company's employees.

        Insurance Plans and Other Benefits:    We provide insurance plans and other benefits to our Executives that are similar to those plans and benefits that are customarily provided to general employees of the Company.

        Indemnification:    Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Revised Business Corporation Act. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling us under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act, and, therefore, such indemnification provisions may be unenforceable.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds $1.0 million for the taxable year. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. We intend that compensation paid under our incentive plans be generally fully deductible for federal income tax purposes. However, deductibility is just one among a number of factors considered in determining appropriate levels or types of compensation and the Compensation Committee may approve compensation that exceeds the limitation in order to ensure competitive levels of total compensation for our executive officers.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Respectfully submitted by the members of the Compensation Committee:

D. Richard Williams (Chair)
Feng Peng
Frederic Winssinger

 SUMMARY COMPENSATION TABLE

        The following table sets forth all compensation paid to each of the Named Executive Officers for the fiscal years 2016, 2015 and 2014, who were serving as executive officers at December 31, 2016.

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(i)	(j)
Kevin G. Guest,	2016	$626,628	—	—	$306,923	$9,275	$942,826
CEO(4)	2015	$608,516	$75,000	$3,035,676	$350,383	$9,100	$4,078,675
	2014	$589,843	$25,000	$1,036,679	$274,156	$9,100	$1,934,778
Jim Brown,	2016	$401,122	$83,333	—	$196,469	$9,275	$690,199
President and Chief	2015	—	—	—	—	—	—
Operating Officer(5)	2014	—	—	—	—	—	—
Paul A. Jones,	2016	$357,000	—	—	$174,859	$9,275	$541,134
CFO and Chief Leadership	2015	$348,042	—	$1,517,838	$188,403	$9,100	$2,063,383
Development Officer(6)	2014	$329,534	—	—	$148,666	$9,100	$487,300
James H. Bramble,	2016	$399,501	—	—	$195,676	$9,275	$604,452
Chief Legal Officer and	2015	$388,032	—	$1,517,838	$223,429	$9,100	$2,138,398
General Counsel	2014	$376,843	—	$655,677	$175,155	$9,100	$1,216,775
Dan Macuga,	2016	$371,110	—	—	$181,770	$9,275	$562,155
Chief Communications	2015	—	—	—	—	—	—
Officer	2014	—	—	—	—	—	—
David A. Wentz,	2016	$624,180	—	—	—	$68,186	$692,366
Former Co-CEO(7)	2015	$428,423	—	$3,035,676	$246,686	$9,100	$3,719,885
	2014	$469,231		$1,018,958	$218,096	$9,100	$1,715,385

(1)
Amounts in this column reflect the grant date fair value of stock-settled stock appreciation rights ("SSARs") computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts do not represent the actual amounts paid to or realized by the Executive for these awards during the applicable fiscal year. Assumptions used in the calculation of these amounts are included in the Equity Based Compensation footnote to the Company's consolidated financial statements that are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

(2)
Amounts paid as cash bonus in subsequent fiscal year for performance realized in prior fiscal year (e.g., results of 2016 bonus pool paid out in first quarter of 2017), under the Company's short-term incentive plan discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Amounts in this column reflect employer's matching contributions to the Executive's 401(k) plan.

(4)
Mr. Guest was President—Americas, Europe and South Pacific until August 2014, President of USANA from August 2014 to August 2015, and Co-CEO from August 2015 to November 2016 when he was named Chief Executive Officer of the Company.

(5)
Jim Brown was Chief Operating Officer from November 2013 until November 2016, when he was appointed as President and Chief Operating Officer. The cash bonus reflected in Column D was paid as a quarterly bonus to Mr. Brown during a period when he assumed responsibility for the Information Technology department while the Company searched for a Chief Information Officer.

(6)
Mr. Jones was appointed Chief Leadership Development Officer in August 2015, in addition to his position as Chief Financial Officer.

(7)
Dave Wentz was Chief Executive Officer of USANA from July 2008 until August 2015 when he was appointed Co-Chief Executive Officer. He resigned from all positions with the Company in November 2016. Column (i) reflects the following compensation paid to Mr. Wentz: (1) $9,275 in employer's matching contribution to his 401(k) plan; and (2) $58,911 in accrued vacation payout.

GRANTS OF PLAN-BASED AWARDS

        No grants of equity awards were made to our Named Executive Officers during the fiscal year ended December 31, 2016. The table below summarizes estimated or targeted payouts to the Named Executive Officers under the 2017 Bonus Plan described in the Compensation Discussion and Analysis section of this Proxy Statement.

		Estimated future payouts under non-equity incentive plan awards
Name	Grant date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
(a)	(b)	(c)	(d)	(e)
Kevin G. Guest,	N/A	—	$600,000	$800,000
CEO
Jim Brown,	N/A	—	$390,000	$520,000
President and Chief Operating Officer
Paul A. Jones,	N/A	—	$178,500	$357,000
CFO and Chief Leadership Development Officer
James H. Bramble,	N/A	—	$202,910	$405,820
Chief Legal Officer and General Counsel
Dan Macuga,	N/A	—	$207,500	$415,000
Chief Communications Officer

(1)
There is no guaranteed payment to our Named Executive Officers under the 2017 Executive Bonus Plan. If the minimum performance objectives are not achieved, they will receive no payout under the 2017 Executive Bonus Plan. The amounts shown in column (d) reflect the target payout, which is 75% of base salary for Mr. Guest and Mr. Brown and 50% of base salary for each of the other Executives. The amounts shown in column (e) reflect 100% of the Executive's base salary, which is the maximum payout that can be obtained under the 2017 Executive Bonus Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all equity awards previously granted to the Named Executive Officers outstanding as of December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

	Option awards(1)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)	(e)	(f)
Kevin G. Guest,	—	58,500	—	$28.81	15 March 2018
CEO(2)		120,000		$70.75	1 March 2020
Jim Brown,	—	32,500	—	$28.81	15 March 2018
President and Chief Operating		60,000		$70.75	1 March 2020
Officer(2)
Paul A. Jones,	14,000	14,000	—	$19.12	17 June 2018
CFO and Chief Leadership		60,000		$70.75	1 March 2020
Development Officer(3)
James H. Bramble,	—	37,000	—	$28.81	15 March 2018
Chief Legal Officer and General		60,000		$70.75	1 March 2020
Counsel(2)
Dan Macuga,	—	34,500	—	$28.81	15 March 2018
Chief Communications Officer(2)		60,000		$70.75	1 March 2020
David W. Wentz,	—	—	—	—	—
former Co-CEO(4)

(1)
All amounts adjusted to reflect our two-for-one forward stock split effective November 22, 2016.

(2)
The SSAR grants to Mr. Guest, Mr. Brown, Mr. Bramble, and Mr. Macuga which expire on March 15, 2018, vest 50% in August 2016 and 50% in August 2017. The SSAR grants to Mr. Guest, Mr. Brown, Mr. Bramble and Mr. Macuga which expire on March 1, 2020, vest 50% in September 2018 and 50% in September 2019.

(3)
The SSAR grant to Mr. Jones, which expires on June 17, 2018, vests 20% annually, beginning on the first anniversary of the date of grant. The SSAR grant to Mr. Jones, which expires on March 1, 2020, vests 50% in September 2018 and 50% in September 2019.

(4)
Mr. Wentz resigned as a member of the Board of Directors and Co-CEO in November 2016 and all of his outstanding equity awards were cancelled at that time.

 OPTION EXERCISES AND STOCK VESTED

        The following table summarizes information regarding the exercise of SSARs and each vesting of SSARs, for each of the Named Executive Officers on an aggregated basis during the fiscal year ended December 31, 2016. All amounts adjusted to reflect our two-for-one forward stock split effective November 22, 2016.

	Option awards		Stock awards
(a) Name	(b) Number of shares acquired on exercise (#)	(c) Value realized on exercise ($)	(d) Number of shares acquired on vesting (#)	(e) Value realized on vesting ($)
Kevin G. Guest	32,570	$2,117,115	—	—
Jim Brown	18,208	$1,193,326	—	—
Paul A. Jones	10,134	$701,890	—	—
James H. Bramble	20,754	$1,361,935	—	—
Dan Macuga	19,238	$1,253,053	—	—
David A. Wentz	32,208	$2,109,675	—	—

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2016. All amounts adjusted to reflect our two-for-one forward stock split effective November 22, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding awards(1)		Weighted-average exercise price of outstanding awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,404,485	(2)	$54.69	(3)	7,839,260
Equity compensation plans not approved by security holders	None		N/A		None

Total	3,404,485	(2)	$54.69	(3)	7,839,260

(1)
Consists of shares of common stock issuable under the USANA 2006 Equity Incentive Award Plan and the USANA 2015 Equity Incentive Award Plan.

(2)
Includes (i) 13,813 DSUs that will entitle each holder to the issuance of one share of common stock for each unit, and (ii) 3,390,672 SSARs. A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock. Based on the closing stock price of $61.20 on the last trading day of fiscal 2016 and the exercise price of SSARs that were in-the-money, 590,999 shares of common stock would be issued upon the exercise of these SSAR awards.

(3)
Calculated without taking into account 13,813 shares of common stock subject to outstanding DSUs, which are issuable without any cash consideration or other payment required for such shares.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

        The Company has no employment agreements with any of its executive officers.

PROPOSAL #3—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS (THE SAY-ON-PAY PROPOSAL)

        Under Section 14A of the Exchange Act, enacted pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), we are required to conduct a non-binding shareholder advisory vote at least every three years to approve our executive officer compensation (commonly referred to as a "say-on-pay proposal"). Our shareholders supported a three-year frequency for this shareholder advisory vote at our 2011 annual meeting (65% of the votes cast at the meeting). Consequently, the Compensation Committee of the Board previously recommended and the Board determined that we would provide shareholders with the opportunity to cast an advisory vote on executive compensation every three years. Going forward, as noted in Proposal #4, we will provide shareholders with the opportunity to cast an advisory vote on executive compensation every year. This vote is on whether to approve the compensation of the Named Executive Officers as disclosed in the "Executive Compensation" section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative.

        At our 2014 Annual Meeting of Shareholders, approximately 91% of the votes cast on the "say on pay" proposal voted in favor of our executive compensation. The Compensation Committee believes the results of the 2014 "say on pay" vote in 2014 demonstrated that shareholders generally agreed with our compensation program and policies and the compensation of our named executive officers.

        While this advisory vote to approve executive compensation is non-binding, the Board and the Compensation Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with shareholders to better understand issues and concerns not previously presented. The Board and management understand that it is useful and appropriate to seek the views of shareholders when considering the design and implementation of executive compensation programs.

        The Board of Directors asks you to consider the following statement: Do you approve our executive compensation as described in the "Executive Compensation" section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures? The approval of our executive compensation as described in the "Executive Compensation" section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures, requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

PROPOSAL #4—NON-BINDING ADVISORY VOTE TO APPROVE
THE FREQUENCY OF NON-BINDING VOTE
TO APPROVE EXECUTIVE COMPENSATION

        Under Section 14A of the Exchange Act, enacted pursuant to the Dodd-Frank Act, and as implemented by SEC Rule 14a-21(b), we must conduct a separate non-binding shareholder advisory vote at least every six years to determine whether the non-binding shareholder advisory vote to approve our company's named executive officer compensation will occur every one, two or three years, in any proxy or consent or authorization for an annual or other meeting of our shareholders. Our shareholders previously supported a three-year frequency for this shareholder advisory vote at our 2011 Annual Meeting.

        Our Board of Directors is providing our shareholders with the opportunity to cast a non-binding advisory vote on the frequency of the non-binding shareholder advisory vote to approve executive compensation at our 2017 Annual Meeting. This vote will not be binding on or overrule any decisions made by our Board of Directors and will not create or imply any additional fiduciary duty on the part of the Board. This vote is not to approve or disapprove the Board's recommendation. However, our Board will take into account the outcome of the vote when considering the frequency of the non-binding shareholder advisory vote to approve our Company's Named Executive Officers' compensation.

        After consideration of this proposal, the Compensation Committee and the Board of Directors have determined that a vote on the compensation of our Named Executive Officers every year is the best alternative for the Company. The Board of Directors historically has emphasized long-term strategic planning for the Company and the Compensation Committee has fashioned executive compensation programs that place a greater emphasis on the attainment of long-term growth objectives than on short-term success. An advisory vote every year is consistent with this long-term growth strategy.

        The selection of "one year", "two years" or "three years" that receives the greatest number of votes cast on this proposal at the Annual Meeting, in person or by properly executed proxy, subject to quorum requirements, will indicate the shareholders' preference for the frequency of future votes on the compensation of our Named Executive Officers and the Board of Directors encourages this input from the shareholders. However, since this vote is not binding on the Board of Directors, the Compensation Committee or the Company, the Board of Directors may decide that it is in the best interest of the Company and the shareholders to hold future advisory votes on the compensation of our Named Executive Officers less frequently than as indicated by the shareholder vote on this Proposal #4.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "ONE YEAR" AS THE FREQUENCY FOR FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock, as of March 1, 2017, by (1) each person known by us to be the beneficial owner of more than 5% of the issued and outstanding common stock based upon their most recent filings or correspondence with the SEC, (2) our Named Executive Officers and the directors individually, and (3) the Named Executive Officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table.

Name and Address	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More Than 5%
Gull Global, Ltd.	12,558,220	51.2%
PO Box N-4899, 2/F Bahamas Financial Ctr.
Shirley & Charlotte Streets
Nassau, C5 BH1-1000
Renaissance Technologies LLC(3)	1,632,900	6.7%
800 Third Avenue
New York, New York 10022
FMR LLC(4)	1,436,122	5.9%
245 Summer Street
Boston, MA 02210
Directors and Executive Officers
Myron W. Wentz, Ph.D.(5)	12,558,220	51.2%
Chairman of the Board
Kevin G. Guest(6)	673	*
Chief Executive Officer
Paul A. Jones(7)	9,522	*
CFO & Chief Leadership Development Officer
Jim Brown(8)	1,090	*
President & COO
James H. Bramble(9)	2,722	*
Chief Legal Officer
Dan Macuga(10)	697	*
Chief Communications Officer
David A. Wentz(11)	432,936	1.8%
Robert Anciaux, Director(12)	13,487	*
Gilbert A. Fuller, Director(13)	7,161	*
D. Richard Williams(14)	1,780	*
Feng Peng(15)	1,780	*
Frederic Winssinger(16)	1,780	*
Directors and Officers as a group (12 persons)	13,031,848	53.2%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to SSARs that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of March 1, 2017.

(2)
Percentages are rounded to nearest one—tenth of one percent. Percentages are based on 24,504,413 shares outstanding on March 1, 2017. Shares of common stock subjected to SSARs that are presently exercisable or exercisable within 60 days of March 1, 2017 are deemed to be beneficially owned by the person holding the SSARs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 14, 2017.

(4)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 13, 2017.

(5)
Includes 12,558,220 shares held of record by Gull Global, Ltd., a Bahamas company, which is 100% owned by Dr. Wentz. Because of his control of Gull Global, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Global, Ltd.

(6)
Includes 673 shares that are held in the executive's 401(k) account.

(7)
Includes 9,522 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2017. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2017.

(8)
Includes 1,090 shares that are held in the executive's 401(k) account.

(9)
Includes 2,076 shares held of record and 646 shares that are held in the executive's 401(k) account.

(10)
Includes 697 shares that are held in the executive's 401(k) account.

(11)
Includes 432,936 shares that are held of record.

(12)
Includes 5,179 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2017. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2017. Also includes 8,308 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2017.

(13)
Includes 4,661 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 1, 2017. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2017. Also includes 2,500 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2017.

(14)
Includes 1,780 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2017.

(15)
Includes 1,780 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2017.

(16)
Includes 1,780 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 1, 2017.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        In the ordinary course of business, we may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and our directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full Board of Directors. While we have not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

  •
  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

  •
  the nature of the transaction and the costs to be incurred by the Company;

  •
  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to the Company from unrelated parties;

  •
  an analysis of the significance of the transaction to the Company;

  •
  whether the transaction would be in the ordinary course of our business;

  •
  whether the transaction is on terms that are comparable to those that could be obtained in an arm's-length dealing with an unrelated third party; and

  •
  whether the transaction could result in an independent director no longer being considered to be independent under the NYSE rules.

        After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that the full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.

Related Party Transaction

        The Company's Founder and Chairman of the Board, Myron W. Wentz, PhD, is the sole beneficial owner of Gull Global, Ltd., which is the largest shareholder of the Company. Gull Global, Ltd. owned 51.45% of our issued and outstanding shares as of December 31, 2016. Dr. Wentz devotes much of his personal time, expertise, and resources to a number of business and professional activities outside of USANA. The most significant of these is the Sanoviv Medical Institute, which is a holistic integrative medical center and hospital located near Rosarito, Mexico that Dr. Wentz founded in 1998. Dr. Wentz's private entity, Sanoviv S.A. DE C.V. ("Sanoviv"), contracts with Medicis, S.C. ("Medicis"), an entity that is owned and operated independently of Dr. Wentz, to conduct the operations of the Sanoviv Medical Institute. Sanoviv leases the medical building to Medicis and Medicis carries out all of the operations of the medical institute, which include employing all of the medical and healthcare professionals who provide services at the medical institute. The Medicis medical and healthcare professionals possess expertise in the fields of human health, digestive health, nutritional medicine, lifestyle medicine and other medical fields that are important to USANA.

        In 2016, Medicis performed a variety of contract research services on behalf of USANA, which included: (i) research and development of novel product formulations for future development and production by USANA; and (ii) research and development of improvements in existing USANA product formulations. Also, in 2016, Medicis performed health assessments and physical examinations for certain of our executives. In exchange for these services, USANA paid Medicis approximately $322,000 during 2016. The Company's agreements with Medicis were approved by the Audit Committee in advance of the Company's entry into the agreements. Our collaboration with Medicis is terminable at will by us at anytime, without any continuing commitment by USANA.

        The Company has had a long-standing relationship with Drive Marketing, a promotional product distributor located in Sandy, Utah. Drive Marketing provides the Company with customized products for Associate recognition. The Company paid Drive Marketing $523,000 in 2016. During 2016, Drive Marketing hired Nathan Guest as a sales representative for its various network marketing accounts, including the Company's account. Nathan Guest is the son of Kevin Guest, the Company's CEO. Drive Marketing is one of many promotional product distributors utilized by the Company. The Company's relationship with Drive Marketing is terminable at will by the Company at any time without any continuing commitment.

OTHER MATTERS

        Shareholder Proposals.    As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters. Shareholders who intend to present proposals at the 2018 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 24, 2017. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our 2018 proxy materials.

ANNUAL REPORT

        A copy of the our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, will be made available on our website and, to each shareholder of record at March 1, 2017 who requests such materials, mailed concurrently with, this Proxy Statement. The Annual Report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

        Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions "Audit Committee Report" and "Compensation Committee Report" shall not be incorporated by reference into any document filed with the SEC.

FURTHER INFORMATION

        Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2016 (including financial statements and financial statement schedules) that has been filed with the SEC may be obtained without charge by writing to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. Our reports and other public filings, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

By Order of the Board of Directors,

James H. Bramble, Corporate Secretary

Date: March 24, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. USANA HEALTH SCIENCES, INC. ATTN: Joshua Foukas 3838 W. PARKWAY BLVD. Salt Lake City, UT 84120 Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Myron W. Wentz, Ph.D. 06 D. Richard Williams 02 Robert Anciaux 07 Frederic Winssinger 03 Gilbert A. Fuller 04 Kevin G. Guest 05 Feng Peng The Board of Directors recommends you vote FOR proposals 2 and 3. 2Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2017. 3Approve on an advisory basis the Company's executive compensation, commonly referred to as a "Say on Pay" proposal. For 0 0 1 year 2 years Against 0 0 3 years 0 Abstain 0 0 Abstain 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 4Non-binding advisory vote to approve the frequency of non-binding vote to approve executive compensation. 0 0 NOTE: To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000321363_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com USANA HEALTH SCIENCES, INC. Annual Meeting of Shareholders May 3, 2017 11:00 AM This proxy is solicited by the Board of Directors The shareholder executing and delivering this Proxy hereby appoints Kevin G. Guest and Paul A. Jones and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 1, 2017, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, May 3, 2017, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof. This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side 0000321363_2 R1.0.1.15